Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACT:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Thursday, February 23, 2017		(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND
FOR THE FIRST QUARTER OF 2017

MILL VALLEY, CA – Thursday, February 23, 2017 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a first quarter regular dividend of $0.28 per share. The first quarter 2017 dividend is payable on March 31, 2017 to stockholders of record on March 16, 2017.
"The payment of regular dividends remains a priority for Redwood. Our first quarter dividend will mark our 71st consecutive quarterly dividend,” said Marty Hughes, Redwood's Chief Executive Officer.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.